EXHIBIT 10.17.4

  Commercial Bank of Zhengzhou

Loan Agreement

Borrower: Henan Gerui Composite Materials Co., Ltd.

Lender: Commodity World Branch of Commercial Bank of Zhengzhou

COMMERCIAL BANK OF ZHENGZHOU

Loan Agreement*

Number: No. 071109310101 of Loan of Commercial Bank of Zhengzhou

Borrower (Party A): Henan Gerui Composite Materials Co., Ltd.

Legal Representative: Mingwang Lu	Position: Chairman

Address: No. 1 Xinzheng Shuanghu Economic Development Zone

Telephone: 62566757	Postal Code: 451191

Lender (Party B): Commodity World Branch of Commercial Bank of Zhengzhou

Responsible Person: Yunling Shi	Position: President

Address: Zhengbian Road, Front Row 1 of Area C, Commodity World

Telephone: 66515120	Postal Code: 450004

In pursuance to the application of Party A, in consideration of the rights and obligations of both parties, through friendly consultations, Party A and Party B hereby entered this Contract according to the relevant laws, regulations, and rules of the State.  In consideration of the foregoing and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

Article I Loan Amount: Renminbi Eight Million Yuan.

Article II Purpose of Loan: working capital.

Article III Interest Rate of Loan and Calculation Method: By mutual consensus, the executed monthly interest rate for this Contract shall be 8.505‰.

I. The interest shall be calculated monthly from the day of release of the loan.  The 20th of every month shall be the day of collection of interest.  In case that the time limit of the loan is less than one month, the interest shall be paid along with the repayment of the principle.  Party A shall prepare sufficient money in the settlement account before the 20th of every month.  The account number is: 995620120101001478.

II. From the day of entry into force of this Contract, Party A voluntarily authorizes Party B to collect the monthly interest that should be paid by Party A from the aforementioned account.  The authorized action of collection of interest by Party B shall be deemed as a voluntarily action of payment of interest by Party A.  Party A will not issue additional authorization document for collection of interest, and the terms of this article shall be used.

*	This form of agreement is also used for the following loans and bank payable bills:
Loan in amount of RMB 10,000,000 valid from June 20, 2008 to June 20, 2009
Loan in amount of RMB 20,000,000 valid from July 24, 2008 to June 5, 2009
Loan in amount of RMB 4,000,000 valid from October 26, 2007 to October 25, 2009
Bill in amount of RMB 9,500,000 valid from October 15, 2008 to April 15, 2009
Bill in amount of RMB 9,000,000 valid from October 16, 2008 to April 16, 2009

III. During the execution period of this Contract, should the People’s Bank of China make an upward adjustment of the prime interest rate, the executed interest rate of the contract shall be adjusted accordingly, starting from the day of upward adjustment.  The extent of the upward adjustment of the interest rate stipulated under this Contract shall remain unchanged.  Should the People’s Bank of China make a downward adjustment of the prime interest rate, the executed interest rate of the contract shall remain unchanged.

IV. Where Party A makes early repayment of loan, Party B shall have the right to collect interest of loan from Party A in accordance with the time limit and interest rate stipulated under this Contract.  Should Party A receive approval from Party B to make early repayment of loan, the interest may be calculated and paid in accordance with the interest rate stipulated under this Contract and the actual number of days.

Article IV Time Limit of Loan: From November 9, 2007 to November 8, 2008.

I. The actual date of release of the loan and the agreed date of repayment of the loan shall be determined by the loan note (the repayment date of the loan note shall not exceed the expiration date of this Contract).  The loan note shall be an integral part of this Contract and shall have the same legal force.  In case that a discrepancy exists between the time limit of execution of the Contract and the loan note, Party A is obligated to promptly notify the Mortgagors.

II. Within the time limit of the loan stipulated under this Contract, the use of the loan by the Borrower may be divided into multiple periods and amounts.  However, the actual balance of the loan shall not exceed the loan amount stipulated under this Contract.

Article V Source of Capitals for Repayment and Repayment Method:

I. Source of Capitals for Repayment: sales income

II. Repayment Method: one lump sum (one lump sum, installments)

Installments:

(1)   Year   Month   Day, Amount:   Ten Thousand Yuan;

(2)   Year   Month   Day, Amount:   Ten Thousand Yuan;

(3)   Year   Month   Day, Amount:   Ten Thousand Yuan;

(4)   Year   Month   Day, Amount:   Ten Thousand Yuan.

Article VI Extension of Loan

In case that Party A has legitimate reasons recognized by Party B to extend the time limit of the loan, a written application shall be submitted to Party B at least 15 days before the time lime of the loan.  A written loan extension agreement shall be signed after approval from Party B and the Mortgagors.

Article VII Authorization of Payment Deduction

Within the execution period of this Contract, should Party A fail to timely pay the principle or interests or breach of contract have occurred, Party B shall have the right to deduct the principle and interests of the loan from all the accounts opened in the system of Commercial Bank of Zhengzhou.

Article VIII Loan Guarantee

The following mortgagors shall provide mortgage to Party B for Party A regarding the loan in this Contract.

I. Mortgagor: Zhengzhou No. 2 Steel Co., Ltd.	Mortgage Method: Mortgage of real estate and land

II. Mortgagor: Henan Jingfa Properties Co., Ltd.	Mortgage Method: Guarantee of joint liability

III. Mortgagor:	Mortgage Method:

IV. Mortgagor:	Mortgage Method:

Article IX Rights and Obligations of Both Parties

I. Rights and Obligations of Party A

(I) Party A shall have the right to use the loan in accordance with the terms stipulated under this Contract.

(II) Party A shall voluntarily accept the inspection by Party B regarding the state of utilization of the loan under this Contract.

(III) Party A shall positively cooperate with Party B regarding the inspection of its state related to production, operation, and financial matters and shall truthfully provide all the related materials requested by Party B (including but not limited to all the signed agreements and contracts, accounting vouchers, and financial reports).  Moreover, Party A is obligated to timely submit the monthly, semi-annual and the annual financial reports to Party B (including but not limited to the duplicate copies of accounting reports and attachments and financial fact sheets, such as balance sheets, income statement, statements of profit distribution, cash-flow statements, tax return) and other materials deemed necessary by Party B.

(IV) From the entry into force of this Contract to the final settlement of principle and interests of the loan by Party A, should any of the followings have occurred without written approval from Party B, the act shall be deemed as breach of contract by Party A.  Party B shall have the right to prematurely recover the unused loan, shall have the right to suspend any unreleased loan, shall have the right to prematurely terminate the execution of this Contract, and shall request Party A to repay the principle and interests in advance.

1. Profit distribution exceeding 10% of the net profit of that year by Party A or using the balance from the previous fiscal year for profit distribution;

2. Capital expenditures of Party A exceed 20% of its net assets;

3. The assets listed under Attachment I have been sold, mortgaged, or exchanged by Party A;

4. Party A fails to use the loan in accordance with the purpose stipulated under this Contract;

5. Party A repays other debts in advance;

6. Party A changes the terms of the debts with other creditors;

7. Party A provides collateral to others for a third party;

8. Party A undergoes contractual operation, lease, restructuring, joint operation, merger, joint venture, separation, or closure due to subjective reasons;

9. Party A fails to fulfill the obligations stipulated under (II) and (III) of this Paragraph;

10. Party A violates the provisions of the laws, regulations, and rules of the State regarding utilization of loan;

11. Party A violates the terms of this Contract with failure of timely repayment of principle and interests;

12. Party A has breach of contract with other financial institutions;

13. Others have lodge legal proceedings or arbitration against Party A with the value of the subject matter of action exceeding 20% of the net assets of Party A in the previous month;

14. The financial materials or other documentations (including but not limited to all the materials provided by Party A to Party B prior to the entry of force of this Contract) provided by Party A to Party B are false;

(V) Where others have filed bankruptcy against Party A or relevant authorities suspend the business license or issue temporary suspension of operation, Party B shall have the right to prematurely recover the unused loan, shall have the right to suspend any unreleased loan, shall have the right to prematurely terminate the execution of this Contract, and shall request Party A to repay the principle and interests in advance.

(VI) Should any major event have occurred jeopardizing the normal operation of Party A and producing unfavorable impact to Party A in fulfilling the obligation of repaying the loan under this Contract, a written notice shall be timely delivered to Party B.

(VII) Where change in name, legal representative, or legal address of Party A has occurred, a written notice shall be delivered to Party B ten days in advance.

(VIII) Party A shall bear the related costs of this Contract, including but not limited to costs, such as attorney, insurance, notarization, authentication, appraisal, auditing, and registration.

(IX) Where Party B utilizes legal action to actualize creditor’s rights as result of breach of contract by Party A, Party A shall bear all the costs incurred on Party B (including but not limited to all costs for actualizing creditor’s rights, such as legal fee, attorney fee, and traveling expenses)

II. Rights and Obligations of Party B

(I) Party B shall have the right requesting Party A to provide all the materials deemed necessary by Party B.

(II) Party B shall have the right to deduct and collect the principle, interests, compound interests, and penalty interests of the loan and all other payables from the account of Party A.

(III) In case of breach of contract by Party A, Party B shall have the right to prematurely recover the unused loan, shall have the right to suspend any unreleased loan, shall have the right to prematurely terminate the execution of this Contract, and recover the principle, interests, compound interests, and penalty interests of the loan and all other payables.

(IV) Party B shall be obligated to timely release the loan in accordance with the terms stipulated under this Contract.

(V) All the materials provided by Party A related to debts, financial affairs, production, and operation of Party A shall be kept confidential by Party B, excluding legal inquirers.

Article X Breach of Contract

I. Within the effective period of this Contract, in case that breach of contract has occurred as result of Party A failing to timely pay the interests, the interests shall be calculated according to compound interest starting on the 20th of every month.

II. In case that the loan is overdue, Party A shall pay penalty interest to Party B starting on the day of delayed payment of the principle and interests of the loan.  The penalty interest rate shall be calculated according to the executed interest rate of this Contract multiplying by one point five (executed interest rate × 1.5).

III. Where Party A fails to use the loan provided by Party B in accordance with the purpose stipulated under this Contract, the act shall be deemed as embezzlement of loan.  Party A shall pay a penalty interest to Party B starting from the day of embezzlement of loan.  The penalty interest rate shall be calculated according to the executed interest rate of this Contract multiplying by two (executed interest rate × 2).  Should Party B discover that the time of embezzlement of loan by Party A is later than the actual time of embezzlement by Party A, Party B shall deduct the interests already paid by Party A upon calculation and collection of penalty interests.

IV. Where the Contract states that the loan is to be paid back in installments, failure of timely payment shall be deemed as delay of payment.

V. Where Party B fails to timely provide the loan, Party B shall pay a penalty to Party A in accordance with the amount in breach and the number of days of delay.  The amount of penalty shall be calculated in accordance with the executed interest rate stipulated under this Contract.

Article XI Settlement of Dispute

All disputes in connection with this Contract of the execution thereof shall be settled through friendly negotiations.  In case that no settlement can be reached through negotiations, either party may submit the case for prosecution at the local People’s Court of Party B.

Article XII Effectiveness, Modification or Termination of Contract

I. This Contract shall be established upon signing or affix of seal by the legal representative or authorized representative of Party A and the legal representative or responsible person or authorized representative of Party B and shall come into force upon entry of force of the guarantee contract under this Contract.

II. No Party shall arbitrarily change or terminate this Contract unless the incidence permitted by this Contract to undergo change or termination of the Contract has occurred or due to the provision of the “Contract Law of the People’s Republic of China”.

III. Where one party requests change of this Contract, the other party shall be promptly notified in writing, and a written modification agreement shall be reached.

Article XIII Through friendly negotiations, Party A and Party B may reach a written agreement on matters not discussed in this Contract, which shall become an attachment of this Contract.  Any attachment to this Contract shall be an integral part of this Contract and shall have the same legal force.

Article XIV Party B shall hold two original copies of this Contract with Party A and the Mortgagor holding one original copy each.  Where the Contract has to be submitted to the relevant authorities, the rules of the relevant authorities shall be executed accordingly.  This Contract is made out in four original copies upon signing.

Article XV This Contract is signed at the location of Party B on November 9, 2007.

[Special Note] Party B has already asked Party A to carefully read all the articles of this Contract and has provided detailed explanation on all the questions raised by Party A regarding the articles of this Contract.  Party A has already understood all the explanations made by Party B regarding the articles of the contract and the explanations for the questions.  Both Party A and Party B have no misunderstanding regarding the content of all the articles stipulated under this Contract and this special note.

Party A (Official Seal):	Party B (Official Seal):

Legal Representative (Signature or Seal):	Responsible Person (Signature):

Authorized Representative (Signature):	Authorized Representative (Signature):

Handling Person (Signature):	Handling Person (Signature):

Telephone: 62566757

Attachment I

List of Main Assets

Asset Name	Location	Quantity	Purchasing Price (10K Yuan)	Depreciation (%)	Years Used	Current Value	Ownership Certificate Number	Ownership	Mortgage Situation & Mortgagee	Remark
Building	No. 1 Xinzheng Shuanghu Economic Development Zone	4	629			455		Henan Gerui Composite Materials Co., Ltd.
Automobile	No. 1 Xinzheng Shuanghu Economic Development Zone	14	340			104		Henan Gerui Composite Materials Co., Ltd.

Note: The aforementioned assets mainly include valuable assets that are easily noticeable with clear ownership, such as transportation vehicles, machinery and equipment, buildings, and lands.

Party A (Official Seal):	Party B (Official Seal):